Exhibit 99.2

M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:          Barry Lefkowitz                             Virginia Sobol
Executive Vice President                  Vice President, Marketing
and Chief Financial Officer                 and Public Relations
(732) 590-1000                       (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

Edison, New Jersey – November 1, 2007 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2007.

Recent highlights include:

-	Reported net income per diluted share of $0.34;

-	Reported funds from operations per diluted share of $0.93;

-	Sold two office buildings in Egg Harbor Township, New Jersey, for approximately $12.5 million; and

-	Declared $0.64 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the third quarter 2007 equaled $23.0 million, or $0.34 per share, versus $16.0 million, or $0.26 per share, for the same quarter last year.  For the nine months ended September 30, 2007, net income available to common shareholders equaled $92.6 million, or $1.37 per share, versus $75.2 million, or $1.20 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2007 amounted to $77.5 million, or $0.93 per share, versus $67.1 million, or $0.86 per share, for the quarter ended September 30, 2006.  For the nine months ended September 30, 2007, FFO available to common shareholders amounted to $220.9 million, or $2.67 per share, versus $222.3 million, or $2.86 per share, for the same period last year.

Included in net income and FFO for the 2007 periods was $7.1 million ($5.8 million, after deduction for minority interest) resulting from a significant early lease termination fee received in the quarter, partially offset by a write-off in the quarter of $2.1 million ($1.7 million, after deduction for minority interest) related to a development project no longer considered viable. These items represent $0.06 per share in net income and FFO per share of the 2007 periods.

Total revenues for the third quarter 2007 increased 5.8 percent to $212.9 million as compared to $201.3 million for the same quarter last year.  For the nine months ended September 30, 2007, total revenues amounted to $606.7 million, an increase of 13.2 percent over total revenues of $535.9 million, for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 67,648,417 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 15,246,628 common operating partnership units outstanding as of September 30, 2007.  The Company had a total of 82,895,045 common shares/common units outstanding at September 30, 2007.

As of September 30, 2007, the Company had total indebtedness of approximately $2.1 billion, with a weighted average annual interest rate of 6.14 percent.  The Company had a total market capitalization of $5.6 billion and a debt-to-undepreciated assets ratio of 38.9 percent at September 30, 2007.  The Company had an interest coverage ratio of 3.4 times for the quarter ended September 30, 2007.

Mitchell E. Hersh, president and chief executive officer, commented, "Despite widely documented disruptions in the commercial credit markets, and cautionary reports regarding the potential impact on commercial real estate, Mack-Cali continues to deliver solid results.  This is a testament to our strong focus on delivering superior customer service, maximizing occupancy, refining our Northeast portfolio and strengthening our balance sheet."

The following is a summary of the Company’s recent transactions:

SALES

In July, the Company sold two office buildings in Egg Harbor Township, New Jersey, for approximately $12.5 million.  The buildings, which total 80,344 square feet, are located at 100 and 200 Decadon Drive and are 100 percent leased.

DIVIDENDS

In September, the Company’s Board of Directors declared a cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the third quarter 2007, which was paid on October 15, 2007 to shareholders of record as of October 3, 2007.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period July 15, 2007 through October 14, 2007.  The dividend was paid on October 15, 2007 to shareholders of record as of October 3, 2007.

FINANCING ACTIVITY

In September, the Company announced that its operating partnership, Mack-Cali Realty, L.P., increased the borrowing capacity of its unsecured revolving credit facility by $175 million, to $775 million.  The credit facility, which was extended for two years earlier this year, matures in June 2011 and carries an interest rate of LIBOR plus 55 basis points at the BBB/Baa2 pricing level.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 92.2 percent leased at September 30, 2007, as compared to 91.9 percent at June 30, 2007.

For the quarter ended September 30, 2007, the Company executed 127 leases totaling 1,048,580 square feet, consisting of 718,816 square feet of office space, 240,973 square feet of office/flex space and 88,791 square feet of industrial/warehouse space. Of these totals, 426,489 square feet were for new leases and 622,091 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY
-
Lehman Brothers Holdings, Inc., a global financial services firm, signed a 10-year expansion for 62,763 square feet at 101 Hudson Street in Jersey City.  The 1,246,283 square-foot office building is 93 percent leased.

-	National Stock Exchange, Inc., an all-electronic stock exchange, signed a 10-year new lease for 13,588 square feet, also at 101 Hudson Street in Jersey City.

-
A major international bank signed a new 121-month lease for 80,867 square feet at Harborside Financial Center Plaza 2 in Jersey City, as well as a 72-month expansion for 7,098 square feet.  Harborside Financial Center Plaza 2 is a 761,200 square-foot office building that is 100 percent leased.  The bank has also expanded into 6,542 square feet at Harborside Financial Center Plaza 1 for 121 months and 4,268 square feet for 116 months.  This expansion brings the bank’s presence at the fully-leased 400,000 square-foot Plaza 1 to 321,201 square feet.

-
Diagnostica Stago, Inc., a provider of hemostasis products, signed a transaction totaling 41,501 square feet consisting of a 17,470 square foot renewal and a 24,031 square foot expansion for 127 months at 5 Century Drive in Parsippany.  The 79,739 square-foot office building, located at Mack-Cali Business Campus, is 97.3 percent leased.

-
The RBA Group, Inc., an architectural, engineering and planning firm, signed a new 134-month lease for 35,696 square feet at 7 Campus Drive in Parsippany.  The 154,395 square-foot office building, also located at Mack-Cali Business Campus, is 64.4 percent leased.

-
HQ Global Workplaces, LLC, a provider of temporary office suites, signed a 138-month new lease for 21,008 square feet at 140 East Ridgewood Avenue in Paramus.  The 239,680 square-foot building, is 88.9 percent leased.

IN CENTRAL NEW JERSEY
-
Telcordia Technologies, Inc., a provider of telecommunication network software and services, signed a two-year renewal for 46,326 square feet at One River Center Building 2 in Red Bank.  The 120,360 square-foot building is 100 percent leased.

-
DSV Air & Sea, Inc., an air and sea freight forwarding service, signed a 51-month renewal for 25,565 square feet at 100 Walnut Avenue in Clark.  The 182,555 square-foot office building is 89.1 percent leased.

IN WESTCHESTER COUNTY, NEW YORK
-	United Parcel Service (UPS) signed a 77, 203 square-foot, five-year renewal for the entire building at 3 Warehouse Lane in Elmsford.

-
Traub Lieberman Straus & Shrewsberry, LLP, a law firm, signed a transaction totaling 22,131 square feet consisting of a 65-month renewal for 15,531 square feet as well as a 120-month expansion for 6,600 square feet at 7 Skyline Drive in Hawthorne.  Located at Mid-Westchester Executive Park, the 109,000 square-foot office building is 98.7 percent leased.

-
Westchester Frozen Ropes, LLC, a baseball and softball training and instruction company, signed a 127-month new lease for 22,197 square feet at 300 Executive Boulevard in Elmsford.  The 60,000 square-foot office/flex building, located at Cross Westchester Executive Park, is 100 percent leased.

-
The Bronx-Lebanon Hospital Center signed a new 10-year lease for 15,352 square feet at 1 Executive Boulevard in Yonkers.  The 112,000 square-foot office building, located at South Westchester Executive Park, is 100 percent leased.

IN SUBURBAN PHILADELPHIA
At Moorestown West Corporate Center in Moorestown, New Jersey:
-
C&L Properties, L.L.C. and its affiliate, C&L Packaging, L.L.C., signed 37-month renewals of their leases totaling 32,810 square feet at 1245 North Church Street.  C&L provides contract packing of promotional items for the pharmaceutical industry.  1245 North Church Road is a 52,810 square-foot office/flex building, and is 90.5 percent leased.

-
Pioneer and Company, Inc., a manufacturer of optical instruments and lens, signed a 36-month renewal for 14,400 square feet at 97 Foster Road.  The 43,200 square-foot office/flex building is 75.5 percent leased.

-
Merchant Services, Inc., a credit card processing company, signed a transaction totaling 14,400 square feet consisting of a 76-month expansion for 4,800 square feet as well as a 12-month renewal of 9,600 square feet at 102 Commerce Drive.  The 38,400 square-foot office/flex building is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2007 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.07.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2007 and 2008, as follows:

	Full Year	Full Year
	2007 Range	2008 Range
Net income available to common shareholders	$1.54 - $1.58	$0.67 - $0.83
Add: Real estate-related depreciation and amortization	2.50	2.73
Deduct: Gain on sale of rental property	(0.54)	--
Funds from operations available to common shareholders	$3.50 - $3.54	$3.40 - $3.56

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, November 1, 2007 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=cli&script=1010&item_id=1663276

The live conference call is also accessible by calling (913) 312-0869 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on November 1, 2007 through November 8, 2007.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 7946418.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2007 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.10q.07.pdf

Third Quarter 2007 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.07.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 302 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 34.9 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	September 30,
Revenues	2007	2006
Base rents	$145,535	$137,270
Escalations and recoveries from tenants	27,491	24,959
Construction services	22,912	23,237
Real estate services	5,567	10,652
Other income	11,376	5,134
Total revenues	212,881	201,252

Expenses
Real estate taxes	22,422	22,499
Utilities	21,944	18,565
Operating services	27,096	29,831
Direct construction costs	22,479	22,569
General and administrative	13,411	12,173
Depreciation and amortization	49,790	39,726
Total expenses	157,142	145,363
Operating income	55,739	55,889

Other (Expense) Income
Interest expense	(32,163)	(35,466)
Interest and other investment income	985	514
Equity in earnings (loss) of unconsolidated joint ventures	(1,559)	(4,757)
Minority interest in consolidated joint ventures	51	113
Total other (expense) income	(32,686)	(39,596)
Income from continuing operations before
Minority interest in Operating Partnership	23,053	16,293
Minority interest in Operating Partnership	(4,146)	(3,169)
Income from continuing operations	18,907	13,124
Discontinued operations (net of minority interest):
Income from discontinued operations	20	3,387
Realized gains (losses) and unrealized losses on disposition of rental property, net	4,533	--
Total discontinued operations, net	4,553	3,387
Net income	23,460	16,511
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$22,960	$16,011

PER SHARE DATA:
Basic earnings per common share	$ 0.34	$ 0.26

Diluted earnings per common share	$ 0.34	$ 0.26

Dividends declared per common share	$ 0.64	$ 0.64

Basic weighted average shares outstanding	67,688	62,302

Diluted weighted average shares outstanding	83,088	78,258

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Nine Months Ended
	September 30,
Revenues	2007	2006
Base rents	$427,574	$398,109
Escalations and recoveries from tenants	79,477	69,202
Construction services	68,722	36,286
Real estate services	13,267	19,015
Other income	17,628	13,318
Total revenues	606,668	535,930

Expenses
Real estate taxes	69,744	64,431
Utilities	54,818	46,235
Operating services	79,070	75,867
Direct construction costs	66,024	35,148
General and administrative	37,351	32,794
Depreciation and amortization	135,064	115,681
Total expenses	442,071	370,156
Operating income	164,597	165,774

Other (Expense) Income
Interest expense	(94,432)	(99,575)
Interest and other investment income	4,173	2,359
Equity in earnings (loss) of unconsolidated joint ventures	(5,486)	(5,356)
Minority interest in consolidated joint ventures	492	143
Gain on sale of investment in marketable securities	--	15,060
Total other (expense) income	(95,253)	(87,369)
Income from continuing operations before
Minority interest in Operating Partnership	69,344	78,405
Minority interest in Operating Partnership	(12,564)	(14,959)
Income from continuing operations	56,780	63,446
Discontinued operations (net of minority interest):
Income from discontinued operations	1,057	9,375
Realized gains (losses) and unrealized losses on disposition of rental property, net	36,280	3,921
Total discontinued operations, net	37,337	13,296
Net income	94,117	76,742
Preferred stock dividends	(1,500)	(1,500)
Net income available to common shareholders	$92,617	$75,242

PER SHARE DATA:
Basic earnings per common share	$ 1.38	$ 1.21

Diluted earnings per common share	$ 1.37	$ 1.20

Dividends declared per common share	$ 1.92	$ 1.90

Basic weighted average shares outstanding	67,068	62,158

Diluted weighted average shares outstanding	82,515	77,664

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	September 30,
	2007	2006
Net income available to common shareholders	$ 22,960	$16,011
Add: Minority interest in Operating Partnership	4,146	3,169
Minority interest in discontinued operations	1,025	850
Real estate-related depreciation and amortization on continuing operations (1)	54,964	45,003
Real estate-related depreciation and amortization on discontinued operations	--	2,068
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(5,554)	--
Funds from operations available to common shareholders (2)	$77,541	$67,101

Diluted weighted average shares/units outstanding (3)	83,088	78,258

Funds from operations per share/unit – diluted	$ 0.93	$ 0.86

Dividends declared per common share	$ 0.64	$ 0.64

Dividend payout ratio:
Funds from operations-diluted	68.58%	74.64%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 1,916	$ 3,184
Tenant improvements and leasing commissions	$ 22,051	$15,690
Straight-line rent adjustments (4)	$ 2,146	$ 5,003
Amortization of (above)/below market lease intangibles, net (5)	$ 1,824	$ 234

(1) Includes the Company’s share from unconsolidated joint ventures of $5,336 and $5,421 for 2007 and 2006, respectively.

(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (15,248 shares in 2007 and 15,643 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $907 and $1,272 for 2007 and 2006, respectively.
(5) Includes the Company’s share from unconsolidated joint ventures of $426 and $0 for 2007 and 2006, respectively

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Net income available to common shareholders	$92,617	$75,242
Add: Minority interest in Operating Partnership	12,564	14,959
Minority interest in discontinued operations	8,374	3,277
Real estate-related depreciation and amortization on continuing operations (1)	151,339	125,326
Real estate-related depreciation and amortization on discontinued operations	424	8,387
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(44,414)	(4,905)
Funds from operations available to common shareholders (2)	$220,904	$222,286

Diluted weighted average shares/units outstanding (3)	82,515	77,664

Funds from operations per share/unit – diluted	$ 2.67	$ 2.86

Dividends declared per common share	$ 1.92	$ 1.90

Dividend payout ratio:
Funds from operations-diluted	71.72%	66.38%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 7,053	$7,575
Tenant improvements and leasing commissions	$43,873	$46,366
Straight-line rent adjustments (4)	$ 9,386	$17,604
Amortization of (above)/below market lease intangibles, net (5)	$ 3,415	$1,259

(1) Includes the Company’s share from unconsolidated joint ventures of $16,751 and $10,078 for 2007 and 2006, respectively.

(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (15,242 shares in 2007 and 15,195 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $2,353 and $2,413 for 2007 and 2006, respectively.
(5) Includes the Company’s share from unconsolidated joint ventures of $1,097 and $0 for 2007 and 2006, respectively

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	September 30,
	2007	2006
Net income available to common shareholders	$0.34	$0.26
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.66	0.58
Real estate-related depreciation and amortization on discontinued operations	--	0.03
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.07)	--
Minority interest / rounding adjustment	--	(0.01)
Funds from operations available to common shareholders (2)	$0.93	$0.86

Diluted weighted average shares/units outstanding (3)	83,088	78,258

(1) Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.07 for 2007 and 2006, respectively.

(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (15,248 shares in 2007 and 15,643 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Net income available to common shareholders	$1.37	$1.20
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.83	1.61
Real estate-related depreciation and amortization on discontinued operations	0.01	0.11
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.54)	(0.06)
Funds from operations available to common shareholders (2)	$2.67	$2.86

Diluted weighted average shares/units outstanding (3)	82,515	77,664

(1) Includes the Company’s share from unconsolidated joint ventures of $0.20 and $0.13 for 2007 and 2006, respectively.
(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 15,242 shares in 2007 and 15,195 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	September 30,	December 31,
	2007	2006
ASSETS:
Rental property
Land and leasehold interests	$724,056	$659,169
Buildings and improvements	3,741,029	3,549,699
Tenant improvements	385,892	356,495
Furniture, fixtures and equipment	9,220	8,224
	4,860,197	4,573,587
Less-accumulated deprec. & amort.	(869,888)	(796,793)
Net investment in rental property	3,990,309	3,776,794
Cash and cash equivalents	29,981	101,223
Marketable securities available for sale at fair value	5,111	--
Investments in unconsolidated joint ventures	179,077	160,301
Unbilled rents receivable, net	106,751	100,847
Deferred charges and other assets, net	261,394	240,637
Restricted cash	13,639	15,448
Accounts receivable, net	29,573	27,639

Total assets	$4,615,835	$4,422,889

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,632,280	$1,631,482
Revolving credit facility	166,000	145,000
Mortgages, loans payable and other obligations	332,838	383,477
Dividends and distributions payable	53,554	50,591
Accounts payable, accrued expenses and other liabilities	150,949	122,134
Rents received in advance and security deposits	44,841	45,972
Accrued interest payable	18,787	34,106
Total liabilities	2,399,249	2,412,762

Minority interests:
Operating Partnership	470,516	480,103
Consolidated joint ventures	1,538	2,117
Total minority interests	472,054	482,220
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
67,648,417 and 62,925,191 shares outstanding	676	629
Additional paid-in capital	1,961,984	1,708,053
Dividends in excess of net earnings	(243,355)	(205,775)
Accumulated other comprehensive income	227	--
Total stockholders’ equity	1,744,532	1,527,907

Total liabilities and stockholders’ equity	$4,615,835	$4,422,889